Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 5 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated June 18, 2003, relating to the financial statements and financial highlights appearing in the May 31, 2003 Annual Reports to Shareholders of T. Rowe Price Retirement 2010 Fund, T. Rowe Price Retirement 2020 Fund, T. Rowe Price Retirement 2030 Fund, T. Rowe Price Retirement 2040 Fund and T. Rowe Price Retirement Income Fund (comprising T. Rowe Price Retirement Funds, Inc.), which are incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Auditors" in the Statement of Additional Information.

PricewaterhouseCoopers LLP
/s/PricewaterhouseCoopers LLP
Baltimore, Maryland
February 25, 2004